Exhibit 99.4

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of Hydrogen Hybrid Technologies, Inc. ("HHT") (a Canadian Corporation) in exchange for 49,500,000 shares of common stock of Eaton Laboratories, Inc. ("ETLB") (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of HHT, which closed on March 30, 2007 was accounted for as a reverse acquisition as the former stockholders of HHT controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of ETLB and HHT included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2006. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of ETLB for the period ended December 31, 2006.





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


Eaton Laboratories, Inc. (ETLB)
Pro Forma Condensed Consolidated Balance Sheet
Expressed in US Dollars
As of December 31, 2006

                                                                    (Unaudited)
                             Historical    Historical   Pro forma     Pro forma
ASSETS                          ETLB           HHT     Adjustments      ETLB
-------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents   $       1     $       932         -    $       933
 Note receivable                     -         298,272                  298,272
                              -------------------------             ------------
  Total current assets               1         299,272         -        299,273
                             -------------------------             ------------

Distribution Rights                          4,254,100         -      4,254,100
                             -------------------------             ------------
  Total assets               $       1     $ 4,553,304         -   $  4,553,305
                             =========================             ============

LIABILITIES AND STOCKHOLERS' EQUITY

Current liabilities:
Accounts payable and
   accrued liabilities       $   5,000     $  444,503          -   $   449,503
                             -------------------------             ------------
  Total current liabilities      5,000        444,503          -       449,503
                             -------------------------             ------------
  Total Liabilities              5,000        444,503          -       449,503
                             -------------------------             ------------

Stockholders' equity:

Common stock                    10,873            82           -        10,955
Additional paid in capital     386,626             -           -       386,626
Special Warrants Subscribed                4,362,784           -     4,362,784
Retained earnings             (402,498)     (258,244)          -      (660,742)
Accumulated Other
     Comprehensive Loss              -         4,179                     4,179
                            -------------------------             ------------

 Total shareholders'
     equity (deficit)           (4,999)    4,108,801          -      4,103,802
                             -------------------------             ------------
Total liabilities and
   Shareholders' equity      $       1   $ 4,553,304          -    $ 4,553,305


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Eaton Laboratories, Inc. (ETLB)
Pro Forma Condensed Consolidated Statements of Operations
Expressed in US Dollars
As of December 31, 2006


                                                                    (Unaudited)
                             Historical    Historical   Pro forma     Pro forma
                                ETLB           HHT     Adjustments      ETLB
-------------------------------------------------------------------------------
Revenue, net                 $       -     $     5,193              $     5,193

Expenses:

Consulting - management              -          80,771                   80,771
General and administrative          247          2,552                    2,799
R&D Expenses                          -             -                         -
                             --------------------------------------------------
Net income (loss)                  (247)       (78,130)                 (78,377)
                             ==================================================

Basic and diluted income
  (loss) per common share    $   (0.00)    $   (0.003)               $   (0.001)
                             =========================               ==========
Weighted average number
  of common shares
  outstanding                10,873,750     30,000,000  19,500,000   60,373,750
                             =========================  ==========   ==========












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


Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Hydrogen Hybrid Technologies, Inc. pursuant to which Hydrogen Hybrid Technologies, Inc. is treated as the continuing entity.

Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Hydrogen Hybrid Technologies, Inc. that would affect the pro forma statement of operations.


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